EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-254869 and No. 333-258239) and Form S-8 (No. 333-137692, No. 333-150423, No. 333-166246, No. 333-173184, No. 333-188104, No. 333-197445, No. 333-203575, No. 333-210048, No. 333-226336, No. 333-237910 and No. 333-254868) of QUALCOMM Incorporated of our report dated November 3, 2021 relating to the financial statements, the financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
November 3, 2021